Exhibit 99

HILLENBRAND INDUSTRIES ANNOUNCES OPEN MARKET PURCHASE OF
OUTSTANDING HIGH COUPON DEBENTURES

BATESVILLE, IND., JUNE 9, 2004 – Hillenbrand Industries, Inc. (NYSE:HB) today announced that it has completed the open market purchase of approximately $47 million of longer maturity, high coupon debentures for a price of approximately $55 million. The purchase of these debentures will result in an after-tax charge in the current quarter of approximately $4.0 million, or $0.06 per fully diluted share.

Scott K. Sorensen, vice president and chief financial officer, said, “The open market purchase of higher coupon and longer maturity debentures made strong economic sense, as it provides $2.5 million in annual interest rate savings and an overall net present value of approximately $26 million at present rates. This, together with this week’s successful completion of our $250 million senior note offering, represents notable progress towards our goal of optimizing our capital structure while maintaining a strong balance sheet with optimum financial flexibility.”

About Hillenbrand Industries Inc.
Hillebrand, headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the funeral services and health care industries. Hill-Rom Company is a recognized manufacturer of equipment for the health care industry and a provider of associated services for wound, pulmonary and circulatory care. It is also a provider of medical equipment outsourcing and asset management services. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes. On February 13, 2004, Hillenbrand announced a definitive agreement to sell Forethought to FFS Holdings, Inc. Forethought Financial Services is a leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

Disclosure Regarding Forward-Looking Statements:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “will,” or derivatives thereof, but their absence does not mean that the statement is not forward-looking. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, increased costs or unavailability of raw materials, the success of the implementation of the Company’s enterprise resource planning system, compliance with FDA regulations, the performance of the Company’s insurance investment portfolio, tax-related matters, potential exposure to product liability claims, failure of the Company to execute its acquisition strategy through the consummation and successful integration of acquisitions or the failure of the Company to consummate its pending dispositions, labor matters and the ability to retain executive officers and other key personnel. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2003 and, when filed, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003. The Company assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by the Company in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with the SEC.

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